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                                                                    EXHIBIT 21.1
                             DEEPTECH SUBSIDIARIES

DeepFlex Production Services, Inc., a Delaware corporation
  FPS II, Inc., a Delaware corporation
  FPS III, Inc., a Delaware corporation
    Deepwater Drillers, L.L.C. a Delaware limited liability company
  FPS IV, Inc., a Delaware corporation
  DeepFlex Holdings, L.L.C., a Delaware limited liability company (50%)
  DeepFlex Production Partners, L.P., a Delaware limited partnership (50%) DeepTech Offshore (Cayman) Ltd., a company organized under the laws of Cayman Deepwater Production Systems, Inc., a Texas corporation
  FPS I, Inc., a Delaware corporation
Dover Technology, Inc., a Texas corporation (50%)
FPS V, Inc., a Delaware corporation
  Deepwater Drillers, L.L.C., a Delaware limited liability company
Key Ocean Services, Inc., a Texas corporation
Offshore Gas Processors, Inc., a Texas corporation
  Gulf Processing Partners, a Texas partnership (50%)
Offshore Gas Marketing, Inc., a Texas corporation
Tatham Offshore, Inc., a Delaware corporation
  Tatham Offshore Development, Inc., a Delaware corporation
  Tatham Offshore (Jersey) Ltd., a company organized under the laws of
         Jersey
Leviathan Holdings Company, a Delaware corporation
  Leviathan Gas Pipeline Company, a Delaware corporation
    Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership
    Ewing Bank Gathering Company, L.L.C., a Delaware limited liability company Flextrend Development Company, L.L.C., a Delaware limited liability company Green Canyon Pipe Line Company, L.L.C., a Delaware limited liability company West Cameron Dehydration Company, L.L.C., a Delaware limited liability company (50%)
    Leviathan Oil Transport Systems, L.L.C., a Delaware limited liability company
    Manta Ray Gathering Company, L.L.C., a Delaware limited liability company Poseidon Pipeline Company, L.L.C., a Delaware limited liability company Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company (36%)
    Sailfish Pipeline Company, L.L.C., a Delaware limited liability company
      Manta Ray Offshore Gathering Company, L.L.C., a Delaware limited liability company (25.7%)
      Nautilus Pipeline Company, L.L.C., a Delaware limited liability company
        (25.7%)
    Stingray Holding, L.L.C., a Delaware limited liability company
      Stingray Pipeline Company, a Louisiana partnership (50%)
    Tarpon Transmission Company, a Texas corporation
    Texam Offshore Gas Transmission, L.L.C., a Delaware limited liability company
      High Island Offshore System, a Delaware partnership (20%)
    Transco Hydrocarbons Company, L.L.C., a Delaware limited liability company
      U-T Offshore System, a Delaware partnership (33 1/3%)
    Transco Offshore Pipeline Company, a Delaware limited liability company
      High Island Offshore System, a Delaware partnership (20%)
    VK Deepwater Gathering Company, L.L.C., a Delaware limited liability company
       Viosca Knoll Gathering Company, a Delaware partnership (50%)
    VK-Main Pass Gathering Company, L.L.C., a Delaware limited liability company